UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2004

Anadys Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3115 Merryfield Row, San Diego, CA		92121

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(858) 530-3600

Not Applicable

Former name or former address, if changed since last report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On July 22, 2004, the Company’s Board of Directors approved the appointment of Douglas E. Williams, Ph.D. to serve as a member of its Board of Directors. Dr. Williams’ appointment to the Board of Directors was effective August 25, 2004. Dr. Williams’ potential Board of Director Committee appointments have not been determined as of August 31, 2004, the date of the filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.
(Registrant)

August 31, 2004	By:	/s/ Michael J. Kamdar

Name: Michael J. Kamdar
Title: Senior Vice President, Corporate Development and Finance